EXHIBIT 22.1


                          XILINX, INC.
                   SUBSIDIARIES OF REGISTRANT


                                                 PLACE OF
                  NAME                         INCORPORATION
                                              OR ORGANIZATION
          -----------------------           ------------------
          Xilinx, Ltd.                         United Kingdom

          Xilinx, KK                           Japan

          Xilinx Development Corporation       California

          Xilinx, SARL                         France

          Xilinx, GmbH                         Germany

          Xilinx AB                            Sweden

          Xilinx Holding One, Ltd.             Ireland

          Xilinx Holding Two, Ltd.             Ireland

          Xilinx Holding Three, Ltd.           Cayman Islands

          Xilinx, Ireland ULC                  Ireland

          NeoCAD, Inc.                         Delaware